Exhibit 107.1

Calculation of Filing Fee Table

Form S-4

(Form Type)

Issuer:

Universal Health Services, Inc.

Guarantors:

UHS Of Delaware, Inc.	Wellington Regional Medical Center, LLC
Lancaster Hospital Corporation	Frontline Hospital, LLC
Merion Building Management, Inc.	Frontline Residential Treatment Center, LLC
Northwest Texas Healthcare System, Inc.	Keys Group Holdings LLC
UHS Holding Company, Inc.	Keystone/CCS Partners LLC
UHS Of Cornerstone, Inc.	Keystone Continuum, LLC
UHS Of Cornerstone Holdings, Inc.	Keystone NPS LLC
UHS Of D.C., Inc.	Keystone Richland Center LLC
UHS-Corona, Inc.	Keystone Education And Youth Services, LLC
Universal Health Services Of Palmdale, Inc.	Keystone Marion, LLC
Valley Hospital Medical Center, Inc.	Keystone Memphis, LLC
McAllen Medical Center, Inc.	Keystone Newport News, LLC
Sparks Family Hospital, Inc.	Keystone WSNC, L.L.C.
UHS Of River Parishes, Inc.	Manatee Memorial Hospital, L.P.
UHS Of Texoma, Inc.	McAllen Hospitals, L.P.
Universal Health Services Of Rancho Springs, Inc.	Pendleton Methodist Hospital, L.L.C.
ABS LINCS SC, Inc.	Gulph Mills Associates, LLC
ABS LINCS VA, Inc.	TBD Acquisition II, LLC
Alliance Health Center, Inc.	UHS Kentucky Holdings, L.L.C.
Alternative Behavioral Services, Inc.	UHS Of Lancaster, LLC
Ascend Health Corporation	UHS Of New Orleans, LLC
Benchmark Behavioral Health System, Inc.	UHS Of Oklahoma, LLC
BHC Alhambra Hospital, Inc.	UHSL, L.L.C.
BHC Belmont Pines Hospital, Inc.	AZ Holding 4, LLC
BHC Fairfax Hospital, Inc.	UHS Midwest Behavioral Health, LLC
BHC Fox Run Hospital, Inc.	UHS Of Anchor, L.P.

BHC Fremont Hospital, Inc.	UHS Of Laurel Heights, L.P.
BHC Health Services Of Nevada, Inc.	UHS Of Peachford, L.P.
BHC Heritage Oaks Hospital, Inc.	UHS Of Centennial Peaks, L.L.C.
BHC Holdings, Inc.	UHS Of Dover, L.L.C.
BHC Intermountain Hospital, Inc.	UHS Of Doylestown, L.L.C.
BHC Montevista Hospital, Inc.	UHS Of Salt Lake City, L.L.C.
BHC Sierra Vista Hospital, Inc.	UHS Of Savannah, L.L.C.
BHC Streamwood Hospital, Inc.	UHS Oklahoma City LLC
Brentwood Acquisition, Inc.	UHS Of Springwoods, L.L.C.
Brentwood Acquisition - Shreveport, Inc.	UHS Of Summitridge, L.L.C.
Brynn Marr Hospital, Inc.	Psychiatric Solutions Hospitals, LLC
Calvary Center, Inc.	Diamond Grove Center, LLC
Canyon Ridge Hospital, Inc.	KMI Acquisition, LLC
CCS/Lansing, Inc.	Liberty Point Behavioral Healthcare, LLC
Cedar Springs Hospital, Inc.	PSJ Acquisition, LLC
Children’s Comprehensive Services, Inc.	Shadow Mountain Behavioral Health System, LLC
Del Amo Hospital, Inc.	Sunstone Behavioral Health, LLC
First Hospital Corporation of Virginia Beach	TBD Acquisition, LLC
Fort Lauderdale Hospital, Inc.	Atlantic Shores Hospital, LLC
FRN, Inc.	Emerald Coast Behavioral Hospital, LLC
Frontline Behavioral Health, Inc.	Ocala Behavioral Health, LLC
Great Plains Hospital, Inc.	Palmetto Behavioral Health Holdings, LLC
Gulf Coast Treatment Center, Inc.	Ramsay Managed Care, LLC
H. C. Corporation	Samson Properties, LLC
Harbor Point Behavioral Health Center, Inc.	TBJ Behavioral Center, LLC
Havenwyck Hospital Inc.	Three Rivers Healthcare Group, LLC
HHC Augusta, Inc.	Wekiva Springs Center, LLC
HHC Delaware, Inc.	Zeus Endeavors, LLC
HHC Indiana, Inc.	Palmetto Behavioral Health System, L.L.C.
HHC Ohio, Inc.	Palmetto Lowcountry Behavioral Health, L.L.C.
HHC River Park, Inc.	SP Behavioral, LLC
HHC South Carolina, Inc.	University Behavioral, LLC
HHC St. Simons, Inc.	Three Rivers Behavioral Health, LLC
Horizon Health Austin, Inc.	The National Deaf Academy, LLC
Horizon Health Corporation	Willow Springs, LLC
HSA Hill Crest Corporation	Behavioral Healthcare LLC

Kids Behavioral Health Of Utah, Inc.	BHC Pinnacle Pointe Hospital, LLC
Laurel Oaks Behavioral Health Center, Inc.	BHC Properties, LLC
Meridell Achievement Center, Inc.	Columbus Hospital Partners, LLC
Michigan Psychiatric Services, Inc.	Holly Hill Hospital, LLC
North Spring Behavioral Healthcare, Inc.	Lebanon Hospital Partners, LLC
Oak Plains Academy Of Tennessee, Inc.	Northern Indiana Partners, LLC
Park Healthcare Company	Rolling Hills Hospital, LLC
Pennsylvania Clinical Schools, Inc.	Valle Vista Hospital Partners, LLC
Premier Behavioral Solutions, Inc.	BHC Mesilla Valley Hospital, LLC
Premier Behavioral Solutions Of Florida, Inc.	BHC Northwest Psychiatric Hospital, LLC
Psychiatric Solutions, Inc.	Cumberland Hospital Partners, LLC
Psychiatric Solutions Of Virginia, Inc.	Cumberland Hospital, LLC
Ramsay Youth Services Of Georgia, Inc.	Valle Vista, LLC
River Oaks, Inc.	Wellstone Regional Hospital Acquisition, LLC
Riveredge Hospital Holdings, Inc.	Horizon Health Hospital Services, LLC
Southeastern Hospital Corporation	Horizon Mental Health Management, LLC
Springfield Hospital, Inc.	HHC Pennsylvania, LLC
Stonington Behavioral Health, Inc.	HHC Poplar Springs, LLC
Summit Oaks Hospital, Inc.	Kingwood Pines Hospital, LLC
Temecula Valley Hospital, Inc.	Schick Shadel of Florida, LLC
Temple Behavioral Healthcare Hospital, Inc.	Toledo Holding Co., LLC
Texas Hospital Holdings, Inc.	Hickory Trail Hospital, L.P.
The Arbour, Inc.	Millwood Hospital, L.P.
Two Rivers Psychiatric Hospital, Inc.	Neuro Institute Of Austin, L.P.
UHS Children Services, Inc.	Texas Cypress Creek Hospital, L.P.
UHS Of Denver, Inc.	Texas Laurel Ridge Hospital, L.P.
UHS Of Fairmount, Inc.	Texas Oaks Psychiatric Hospital, L.P.
UHS Of Fuller, Inc.	Texas San Marcos Treatment Center, L.P.
UHS Of Georgia, Inc.	Texas West Oaks Hospital, L.P.
UHS Of Georgia Holdings, Inc.	SHC-KPH, LP
UHS Of Hampton, Inc.	H.C. Partnership
UHS Of Hartgrove, Inc	BHC Of Indiana, General Partnership
UHS Of Parkwood, Inc.	Independence Physician Management, LLC
UHS Of Pennsylvania, Inc.	Behavioral Health Management, LLC
UHS Of Provo Canyon, Inc.	Behavioral Health Realty, LLC
UHS Of Puerto Rico, Inc.	CAT Realty, LLC

UHS Of Spring Mountain, Inc.	CAT Seattle, LLC
UHS Of Timberlawn, Inc.	Mayhill Behavioral Health, LLC
UHS Of Timpanogos, Inc.	Psychiatric Realty, LLC
UHS Of Westwood Pembroke, Inc.	RR Recovery, LLC
UHS Of Wyoming, Inc.	Salt Lake Behavioral Health, LLC
UHS Sahara, Inc.	Salt Lake Psychiatric Realty, LLC
United Healthcare Of Hardin, Inc.	UBH Of Oregon, LLC
Windmoor Healthcare Inc.	UBH Of Phoenix, LLC
Windmoor Healthcare Of Pinellas Park, Inc.	UBH Of Phoenix Realty, LLC
Wisconsin Avenue Psychiatric Center, Inc.	University Behavioral Health Of El Paso, LLC
UHS Of Madera, Inc.	Garfield Park Hospital, LLC
Aiken Regional Medical Centers, LLC	ABS LINCS KY, LLC
La Amistad Residential Treatment Center, LLC	Hughes Center, LLC
Palm Point Behavioral Health, LLC	Valley Health System LLC
Tennessee Clinical Schools, LLC	UHP LP
The Bridgeway, LLC	Beach 77 LP
Turning Point Care Center, LLC	Coral Shores Behavioral Health, LLC
UHS Of Benton, LLC	DHP 2131 K St, LLC
UHS Of Bowling Green, LLC	UHS Funding, LLC
UHS Of Greenville, LLC	Milwaukee Behavioral Health, LLC
UHS Of Lakeside, LLC	Fannin Management Services, LLC
UHS Of Phoenix, LLC	Bloomington Meadows, General Partnership
UHS Of Ridge, LLC	Forest View Psychiatric Hospital, Inc.
UHS Of Rockford, LLC	Ridge Outpatient Counseling, L.L.C.
UHS Of Tucson, LLC	Riverside Medical Clinic Patient Services, L.L.C.
UHS Sub III, LLC	District Hospital Partners, L.P.
UHSD, L.L.C.	UHS Capitol Acquisition, LLC
DVH Hospital Alliance LLC	Fort Duncan Medical Center, L.P.
Pasteur Healthcare Properties, LLC

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

NEWLY REGISTERED SECURITIES

Fees to be paid	Debt	1.650% Senior Secured Notes due 2026(2)	457(f); 457(a)	$700,000,000	—	$700,000,000(1)	.0001102	$77,140

	Debt	Guarantees of the 1.650% Senior Secured Notes due 2026(3)	457(n)	$700,000,000	—	—	—	—

	Debt	2.650% Senior Secured Notes due 2030(2)	457(f); 457(a)	$800,000,000	—	$800,000,000(1)	.0001102	$88,160

	Debt	Guarantees of the 2.650% Senior Secured Notes due 2030(3)	457(n)	$800,000,000	—	—	—	—

	Debt	2.650% Senior Secured Notes due 2032(2)	457(f); 457(a)	$500,000,000	—	$500,000,000(1)	.0001102	$55,100

	Debt	Guarantees of the 2.650% Senior Secured Notes due 2032(3)	457(n)	$500,000,000	—	—	—	—

Fees previously paid

CARRY FORWARD SECURITIES

Carry Forward Securities

	Total Offering Amounts					$2,000,000,000		$220,400

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$220,400

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

(2)	The 1.650% Senior Secured Notes due 2026, 2.650% Senior Secured Notes due 2030 and 2.650% Senior Secured Notes due 2032 will be obligations of Universal Health Services, Inc.

(3)

The registrants listed on the Table of Additional Registrants will guarantee the obligations Universal Health Services, Inc. under the 1.650% Senior Secured Notes due 2026, 2.650% Senior Secured Notes due 2030 and 2.650% Senior Secured Notes due 2032.